Exhibit 10.31

Fourth Amendment to the Salary Continuation Agreement

This Fourth Amendment to the Salary Continuation Agreement (“Fourth Amendment”) is entered into the 1st day of January, 2018 (“Effective Date”) by and among U.S. Xpress Enterprises, Inc. and Anna Marie Quinn (collectively referred to as the “Parties”).

WHEREAS, on March 21, 2008, U.S. Xpress Enterprises, Inc., a Nevada corporation, and Patrick E. Quinn, a resident of Hamilton County, Tennessee, entered into a Salary Continuation Agreement which provided for certain salary continuation and other benefits upon the disability of Mr. Quinn and further provided that such salary continuation and other benefits would be paid Patrick E. Quinn’s surviving spouse upon his death (the “Agreement”); and

WHEREAS Patrick E. Quinn died in 2011 and his surviving spouse, Anna Marie Quinn, became the beneficiary and recipient of salary continuation and other benefits under the Agreement; and

WHEREAS, on January 27, 2012, U.S. Xpress Enterprises, Inc. and Anna Marie Quinn, as “Beneficiary” under the Agreement, entered into an Amendment to the Salary Continuation Agreement which reduced the salary continuation benefits from ten to four years (the “First Amendment”); and

WHEREAS, on January 1, 2016, the Parties entered into a Second Amendment to the Salary Continuation Agreement by which they agreed to continue the Agreement for one additional year (the “Second Amendment”); and

WHEREAS, on January 1, 2017, the Parties entered into a Third Amendment to the Salary Continuation Agreement by which the Parties agreed to continue the Agreement for one additional year at 50% of Patrick E. Quinn’s base salary at the time of his death; and

WHEREAS the Parties now wish to further amend the Agreement to restore the Beneficiary’s rights to the same level as existed under the original Agreement prior to any amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

U.S. Xpress Enterprises, Inc. will continue to pay Anna Marie Quinn Fifty Percent (50%) of Patrick E Quinn’s base salary (as it existed at the time of his death) until the seventh anniversary of his death; and

U.S. Xpress Enterprises, Inc. will pay Anna Marie Quinn Twenty-five Percent (25%) of Patrick E Quinn’s base salary (as it existed at the time of his death) from the seventh anniversary of his death until the tenth anniversary of his death.

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to the Salary Continuation Agreement as of the above Effective Date.

U.S. Xpress Enterprises, Inc.

/s/ Anna Marie Quinn	/s/ Eric Peterson
Anna Marie Quinn (as Beneficiary)	By:	Eric Peterson
Treasurer, CFO and Secretary